UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2023

TREVENA, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36193	26-1469215
(Commission File No.)	(IRS Employer Identification No.)

955 Chesterbrook Boulevard, Suite 110

Chesterbrook, PA 19087

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (610) 354-8840

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	TRVN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition.

On May 9, 2023, Trevena, Inc. (the “Company”) stated that it expects to announce its operating results for the quarter ended as of March 31, 2023 on May 15, 2023 (the “First Quarter Results”). As part of the First Quarter Results, the Company expects an updated and extended cash runway, with a preliminarily estimate of cash, cash equivalents, and marketable securities of approximately $27.4 million as of March 31, 2023 (the “First Quarter Cash”), which the Company believes will be sufficient to fund the Company’s operations through year-end 2023.

With the Company’s recent announcement that its partner in China, Jiangsu Nhwa Pharmaceutical Co., Ltd., received formal approval from the National Medical Products Administration for OLINVYK, the Company is due to receive a $3 million milestone payment and also is eligible to receive $15 million upon first commercial sale of OLINVYK in China, in connection with its non-dilutive royalty-based financing with an affiliate of R-Bridge Healthcare Fund. These funds, together with the First Quarter Cash, are expected to extend the Company’s cash runway until mid-2024. The Company also expects to report approximately $6,000 of net revenue for the period ending March 31, 2023.

The information above related to the Company's expected operating results for the quarter ended as of March 31, 2023, including revenue and cash, cash equivalents and marketable securities is preliminary, has not been audited and is subject to change upon completion of the audit of the Company's financial statements as of, and for the year ended, December 31, 2023.

The information under this caption is furnished by the Company in accordance with Securities Exchange Commission Release No. 33-8216. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act whether made before or after the date of this Current Report, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

On May 9, 2023, the Company issued a press release announcing that it will release its first quarter 2023 financial results on May 15, 2023. Details for the earnings call are contained in the press release. A copy of the press release is furnished hereto as Exhibit 99.1 and incorporated herein by reference.

The information set forth in this Item 8.01 and furnished hereto as Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this Current Report, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Number	Description
99.1	Press Release dated May 9, 2023
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREVENA, INC.

Date: May 9, 2023	By:	/s/ Barry Shin
Barry Shin
Senior Vice President & Chief Financial Officer